Exhibit 10.2

SECURED PROMISSORY NOTE

EFFECTIVE DATE:	October 19, 2022

PRINCIPAL AMOUNT:	$10,000,000.00

INTEREST RATE:	5%

HOLDERS NAMES/ ADDRESS:	JX Luxventure Limited

Attention: Sun Lei, Chief Executive Officer

Address: Bin Hai Da Dao No. 270
Lang Qin Wan Guo Ji Du Jia Cun Zong He Lou
Xiu Ying District
Haikou City, Hainan Province 570100
People’s Republic of China

FOR VALUE RECEIVED, Shenzhen Zhongjiyingfeng Investment Co., Ltd., a company incorporated under the laws of the People’s Republic of China, whose address is Central Building, Science and Technology Park, Room 1808, Nanshan District, Shenzhen 518000, People’s Republic of China (the “Borrower”), hereby promises to pay to the order of JX Luxventure Limited, a company organized under the laws of the Republic of the Marshall Islands (hereinafter together with any subsequent holder(s) hereof collectively called the “Holder”), the principal amount of Ten Million and 00/100 Dollars ($10,000,000.00) (“Principal Amount”), together with interest from the date hereof on the unpaid balance at the rate of 5% per annum (“Base Interest Rate”) until paid in full (the “Note”).

This Note has been issued pursuant to the terms of a Stock Purchase Agreement (the “Stock Purchase Agreement”) and a Pledge and Security Agreement (the “Pledge Agreement”), both of even date herewith, by and between the Borrower and the Holder. Terms used in this Note and not otherwise defined herein shall have the meaning given to them in the Stock Purchase Agreement.

It is further agreed by the Borrower and the Holder as follows:

1. Payment Terms. Subject to Section 2 below, principal and interest on this Note shall be payable over twenty-four (24) months with four payments made in the following installments:

(a) The first installment payment of $1,000,000 plus any accrued interest shall be made on or before November 19, 2022;

(b) The second installment payment of $2,000,000 plus any accrued interest shall be made on or before April 19, 2023;

(c) The third installment payment of $3,000,000 plus any accrued interest shall be made on or before April 19, 2024; and

(d) The fourth and final installment of $4,000,000 plus any accrued interest shall be made on or before October 19, 2024.

This Note shall be due in full upon that date which is the due date for the last installment of principal and interest as set forth above.

2. Computation of Interest. All computations of the Base Interest Rate shall be made on the basis of a year of 365 days, and the actual number of days elapsed. Interest shall begin to accrue on the Principal Amount on the date of this Note. On any portion of the Principal Amount that is repaid, interest shall not accrue on the date on which such payment is made.

3. Payment Mechanics. All payments of principal and interest shall be made in US dollars no later than 5:00 PM China Standard Time on the date on which such payment is due. Such payments shall be made by wire transfer of immediately available funds to the Seller Bank Account.

4. Business Day. Whenever any payment hereunder is due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and interest shall be calculated to include such extension.

5. Prepayment Privilege. Borrower shall have the privilege of prepaying the debt evidenced and secured hereby in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment; provided, however, that any and all partial prepayments shall be applied first to the accrued unpaid interest and then the remaining principal due hereunder but shall not change the payment amounts otherwise due during the year of any such prepayment.

6. Default. Upon the occurrence of any of the following events (each an “Event of Default”), the Holder of this Note, at the Holder’s option, may declare the entire unpaid principal balance of this Note and all accrued unpaid interest thereon to be immediately due and payable and the Holder of this Note may proceed to exercise any rights and remedies the Holder may have under this Note, the Stock Purchase Agreement and any applicable security agreements, including, without limitation, the Pledge Agreement, as well as such other rights and remedies which the Holder may have at law, equity or otherwise. Failure of the Holder to exercise such option shall not constitute a waiver of the right to exercise such option in the event of any subsequent default.

(a) Upon the failure of the Borrower to make any payment required under this Note if such failure is not cured within ten (10) business days after receipt of written notice of such failure; provided that, during such ten (10) day cure period, the Holder shall not exercise any rights or remedies it has under this Note, the Stock Purchase Agreement or the Pledge Agreement, or otherwise at law or in equity; or

(b) Upon any default by the Borrower other than any failure to pay any amount due under this Note if such failure is not cured within twenty (20) days after receipt of written notice of such default; provided that, during such twenty (20) day cure period, the Holder shall not exercise any rights or remedies it has under this Note, the Stock Purchase Agreement or the Pledge Agreement, or otherwise at law or in equity; or

(c) The material breach or default, beyond any applicable cure period, with respect to the Pledge Agreement or the Stock Purchase Agreement.

7. Late Charge. Borrower acknowledges that late payment to the Holder of this Note will cause the Holder to incur costs not contemplated by this Note, the exact amount of such costs being difficult and impractical to assess, therefore, if any installment is not received by the Holder of this Note within fifteen (15) days of the date when due, the Holder may require Borrower to pay to the Holder of this Note an additional sum in an amount equal to 1.5% of the overdue amount as a late payment administrative charge. If such amount is considered unlawful by means of usury, or unenforceable on any grounds pursuant to applicable law, then the late payment administrative charge shall be the highest permitted under applicable law, if any is permitted at all.

8. Default Interest. In the event the unpaid principal balance and accrued unpaid interest is accelerated as provided in Section 7 above, then if such obligation is not paid within thirty (30) days from the date of acceleration, the interest rate applicable to the unpaid principal balance of this Note shall be forthwith increased from the Base Interest Rate to nine percent (9%) per annum, effective as of the expiration of such thirty (30) day period.

9. Miscellaneous.

(a) With respect to any and all obligations, the Borrower waives the following: (i) demand, presentment, protest, notice of dishonor, suit against any party and all other requirements necessary to charge or hold the Borrower on any obligation; and (ii) all statutory provisions and requirements for the benefit of the Borrower now or hereafter in force (to the extent that same may be waived).

(b) All notices and other communications required or permitted by this Note shall be given in accordance with Section 7.03 of the Stock Purchase Agreement.

(c) This Note may be modified only by a written instrument as mutually agreed by the Holder and the Borrower, and signed by, or on behalf of, the parties hereto.

(d) The Borrower hereby acknowledges that the Borrower has read and understands this Note and executes it voluntarily without duress or undue enforcements.

(e) Any provision of this Note which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity only, without affecting the enforceability or validity of any other provision hereof.

(f) In the event of any action hereon or for the enforcement hereof, the prevailing party in any such action or proceeding shall be entitled to recover reasonable attorneys’ fees, collection costs and expert witness fees.

(g) This Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State without giving effect to any choice or conflict of law provision or rule. THE PARTIES HERETO IRREVOCABLY WAIVE ANY AND ALL RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS THIS NOTE OR UNDER ANY OTHER DOCUMENT EXECUTED IN CONNECTION WITH THIS NOTE, OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. THE PARTIES HERETO ACKNOWLEDGE THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY. Each of the parties hereto hereby agrees that service of process will be validly effected by sending notice in accordance with Section 6(b). Nothing shall affect the right of the Holder to serve process in any manner permitted by law or shall limit the right of the Holder to bring proceedings against the Borrower in the courts of any other jurisdiction having jurisdiction.

(h) The rights, duties and obligations of the Borrower shall not be assignable to, or assumable by, any third party without the express prior written consent of the Holder, which may be withheld, conditioned or delayed in the Holder’s sole discretion. Any assignment or assumption in contravention of this paragraph shall be voidable at the sole discretion of the Holder.

10. Security Documents. This Note is secured by the Pledge Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed on the day and year first above mentioned.

BORROWER:

SHENZHEN ZHONGJIYINGFENG INVESTMENT CO., LTD

By:	/s/ Fang Kai
Name: Fang Kai
Title: Legal Representative

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